Exhibit 10.4

Execution Version

Littelfuse Netherlands C.V.

First Amendment
Dated as of May 18, 2022

to

Note Purchase Agreement
Dated as of December 8, 2016

Re: €117,000,000 1.14% Senior Notes, Series A, due December 8, 2023
€95,000,000 1.83% Senior Notes, Series B, due December 8, 2028

First Amendment to 2016 cross border note agreement

First Amendment to Note Purchase Agreement

This First Amendment dated as of May 18, 2022 (the or this “First Amendment”) to the Note Purchase Agreement dated December 8, 2016 is among Littelfuse Netherlands C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands (the “Company”), Littelfuse, Inc., a Delaware corporation (the “Parent Guarantor” and, together with the Company, the “Obligors”) and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).

Recitals:

A.       The Obligors and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated December 8, 2016 (the “Note Purchase Agreement”).  The Company has heretofore issued (i) €117,000,000 aggregate principal amount of its 1.14% Senior Notes, Series A, due December 8, 2023 (the “Series A Notes”) and (ii) €95,000,000 aggregate principal amount of its 1.83% Senior Notes, Series B, due December 8, 2028 (the “Series B Notes”; collectively with the Series B Notes, the “Notes”) pursuant to the Note Purchase Agreement.  The Noteholders are the holders of at least 51% of the outstanding principal amount of the Notes.

B.         The Obligors and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C.         Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D.         All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Obligors and the Noteholders do hereby agree as follows:

Section 1.           Amendments.

Section 1.1.      Section 1.2 of the Note Purchase Agreement shall be and is hereby amended by replacing “Consolidated Leverage Ratio” where it appears therein with “Consolidated Net Leverage Ratio”.

Section 1.2.     The Note Purchase Agreement shall be and is hereby amended by replacing “Littelfuse Netherland C.V.” where it appears therein with “Littelfuse Netherlands B.V.”.

1

Section 1.3.       Section 10.6(i) of the Note Purchase Agreement shall be and is hereby amended in its entirety and replaced with the following:

“(i)     Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries permitted under Section 10.7 and in an aggregate amount not to exceed the Threshold Amount at any one time outstanding, and any refinancings, refundings, replacements, renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any extension, renewal or replacement of the obligations secured or benefited thereby is permitted by Section 10.7;”

Section 1.4.       Section 11(f) of the Note Purchase Agreement shall be and is hereby amended in its entirety and replaced with the following:

“(f)    (i) either Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make‑whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least the Threshold Amount (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) either Obligor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least the Threshold Amount (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) either Obligor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least the Threshold Amount (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require either Obligor or any Subsidiary so to purchase or repay such Indebtedness; or”

Section 1.5.      Section 10.7 of the Note Purchase Agreement shall be and is hereby amended in its entirety and replaced with the following:

“Section 10.7.          Financial Covenants.

(a)      Consolidated Net Leverage Ratio.  The Obligors will not permit the Parent Guarantor’s Consolidated Net Leverage Ratio at the end of any fiscal quarter to exceed 3.50:1.00; provided that, upon notice by the Parent Guarantor to the holders of Notes, as of the last day of each of the four consecutive fiscal quarters immediately following a Qualified Acquisition (the “Adjustment Period”), such ratio may be greater than 3.50 to 1.00, but in no event greater than 4.00 to 1.00, and in which event, the Obligors shall be obligated to pay the Incremental Interest provided for in Section 1.2; provided further that in no event may the Consolidated Net Leverage Ratio be greater than 3.50 to 1.00 following a Qualified Acquisition on more than three (3) separate occasions during the term of this Agreement and the Consolidated Net Leverage Ratio may not exceed 3.50 to 1.00 for at least two (2) consecutive fiscal quarters in between each Adjustment Period.  The Consolidated Net Leverage Ratio will be calculated at the end of each fiscal quarter, using the results of the twelve-month period ending with that fiscal quarter, it being understood that to the extent any Qualified Acquisition shall have occurred during such period, the Consolidated Net Leverage Ratio shall be calculated as if such acquisition occurred at the beginning of such period.

Notwithstanding the foregoing, if any Material Credit Facility includes provisions related to a leverage ratio (including any substantially similar concepts and any related definitions, the “MFL Leverage Covenant Provisions”) and such MFL Leverage Covenant Provisions are more favorable to the lenders thereunder (including, without limitation, if the leverage ratio in such Material Credit Facility is calculated on a gross basis), such MFL Leverage Covenant Provisions will be incorporated herein, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such MFL Leverage Covenant Provisions are effective under such Material Credit Facility.

(b)     Consolidated Interest Coverage Ratio.  The Obligors will not permit the Parent Guarantor’s Consolidated Interest Coverage Ratio at the end of any fiscal quarter to be less than 2.50:1.00.  The Consolidated Interest Coverage Ratio will be calculated at the end of each fiscal quarter, using the results of the twelve-month period ending with that fiscal quarter.  Notwithstanding the foregoing, if any Material Credit Facility includes provisions related to a consolidated interest coverage ratio (including any substantially similar concepts and any related definitions, the “MFL Interest Coverage Covenant Provisions”; and together with the MFL Leverage Covenant Provisions, the “MFL Covenant Provisions”) and such MFL Interest Coverage Covenant Provisions are more favorable to the lenders thereunder, such MFL Interest Coverage Covenant Provisions will be incorporated herein, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such MFL Interest Coverage Covenant Provisions are effective under such Material Credit Facility.  For purposes of clarification, as of May 18, 2022, the minimum Consolidated Interest Coverage Ratio under this Section 10.7(b) shall be 3.00 to 1.00.”

(c)     With respect to clauses (a) and (b) of this Section 10.7, (i) provided that no Default or Event of Default has occurred and is then continuing, if such MFL Covenant Provision is subsequently amended or modified in the Material Credit Facility, such amendment or modification shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective in the Material Credit Facility, (ii) provided, further, that the Consolidated Net Leverage Ratio shall never exceed 3.50:1.00 or, subject to Section 10.7(a), immediately following a Qualified Acquisition, such ratio shall never exceed 4.00 to 1.00, (iii) provided, further, that the minimum Consolidated Interest Coverage Ratio shall never be less than 2.50 to 1.00 under clause (b) of this Section 10.7, and (iv) provided, further, that in the event that any fee is paid to any party under the Material Credit Facility solely to effectuate any amendment or modification of such MFL Covenant Provision, the holders of the Notes shall have received an Equivalent Fee on a pro rata basis prior to or concurrently with the effectiveness of any such amendment or modification.  “Equivalent Fee” means an amount equal to the percentage determined by dividing the fee paid under the Material Credit Facility by the principal outstanding amount under the Material Credit Facility multiplied by the aggregate outstanding principal amount of the Notes.

(d)     Priority Debt.  The Obligors will not permit the Parent Guarantor’s Priority Debt to exceed 25% of Consolidated Total Assets as of the last day of any fiscal quarter of the Parent Guarantor.”

Section 1.6.       Section 11(j) of the Note Purchase Agreement shall be and is hereby amended in its entirety and replaced with the following:

“(j)     one or more final judgments or orders for the payment of money aggregating in excess of the Threshold Amount (or its equivalent in the relevant currency of payment and to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), including any such final order enforcing a binding arbitration decision, are rendered against one or more of an Obligor and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or”

Section 1.7.     The definition of “Consolidated EBITDA” in Schedule A of the Note Purchase Agreement shall be and is hereby amended to read as follows:

“‘Consolidated EBITDA’ means, for any period, for the Parent Guarantor and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Parent Guarantor and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) other expenses (excluding depreciation and amortization) of the Parent Guarantor and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and (v) acquisition and integration expenses incurred by the Parent Guarantor and its Subsidiaries during such period in an aggregate amount not to exceed fifteen percent (15%) of Consolidated EBITDA for such period prior to giving effect to all add‑backs pursuant to this clause (v) for such period and minus (b) all non‑cash items increasing Consolidated Net Income for such period.”

Section 1.8.     The definition of “Consolidated Net Income” in Schedule A of the Note Purchase Agreement shall be and is hereby amended to read as follows:

“‘Consolidated Net Income’ means, for any period, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the net income of the Parent Guarantor and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period; provided that Consolidated Net Income shall exclude any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Parent Guarantor’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent Guarantor or a Subsidiary as a dividend or other distribution.”

Section 1.9.     The definitions of “Consolidated Leverage Ratio” and “Material Credit Facility” in Schedule A of the Note Purchase Agreement shall be and are each hereby deleted in their entirety.

Section 1.10.   The definition of “Material Credit Facility” in Schedule A of the Note Purchase Agreement shall be and is hereby amended to read as follows:

“‘Material Credit Facility’ means, as to the Parent Guarantor and its Subsidiaries,

(a)     the 2020 Credit Agreement;

(b)     the 2022 Note Purchase Agreement;

(c)     the 2017 Note Purchase Agreement;

(d)     the 2016 Note Purchase Agreement; and

(e)     any other agreement(s) creating or evidencing indebtedness for borrowed money entered into by the Parent Guarantor or any Subsidiary, or in respect of which the Parent Guarantor or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than $75,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).”

Section 1.11.    The following shall be added as new definitions in alphabetical order to Schedule A of the Note Purchase Agreement:

“‘2017 Note Purchase Agreement’ means that certain Note Purchase Agreement, dated as of November 15, 2017, by and among the Parent Guarantor and the purchasers listed in the Purchaser Schedule attached thereto, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“2020 Credit Agreement” means the Credit Agreement dated as of April 3, 2020 among the Parent Guarantor, certain of its Subsidiaries identified therein as designated borrowers and certain of its Subsidiaries identified therein as guarantors, Bank of America, N.A., as Agent, and the other lenders party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“2022 Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of May 18, 2022, by and among the Parent Guarantor and the purchasers listed in the Purchaser Schedule attached thereto, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“Available Cash” means cash and Cash Equivalents of the Parent Guarantor and Subsidiary Guarantors on hand and on deposit or otherwise located in the United States on the applicable date of determination, other than cash or Cash Equivalents which are (a) listed or should be listed as “restricted” on the consolidated balance sheet of the Parent Guarantor as of such date, (b) subject to a Lien in favor of any Person (other than de minimus Liens of an account bank for ordinary account fees), or (c) not otherwise generally available for use by the Parent Guarantor and Subsidiary Guarantors.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit with (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short term commercial paper rating from S&P is at least A‑1 or the equivalent thereof or from Moody’s is at least P‑1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A‑1 (or the equivalent thereof) or better by S&P or P‑1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) marketable short‑term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P‑1 or A‑1 from either S&P or Moody’s, respectively (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Guarantor), (e) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed or insured by the United States government or any agency or instrumentality of the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (f) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000, (g) investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (b) through (f) above and (h) solely with respect to any Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (g) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

“Consolidated Net Leverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) Consolidated Funded Indebtedness as of the end of such fiscal quarter minus (x) the aggregate amount of Available Cash held by the Parent Guarantor and Subsidiary Guarantors as of the end of such fiscal quarter in an aggregate amount not to exceed the lesser of (i) $400,000,000, or (ii) the aggregate amount of Available Cash permitted to be deducted in the calculation of the consolidated net leverage ratio under any Material Credit Facility and (y) Pending Acquisition Debt (if any), to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters then ending.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of any state of the United States or the District of Columbia.

“Foreign Subsidiary” means (i) any Subsidiary of the Parent Guarantor which is not a Domestic Subsidiary and (ii) any Subsidiary that is owned, in whole or in part, directly or indirectly, by one or more Foreign Subsidiaries.

“Pending Acquisition Debt” means as of any date of determination, the lesser of:

(1)        the aggregate amount of cash proceeds received and held by or on behalf of the Parent Guarantor or its Subsidiaries in connection with any offering, issuance or other incurrence of Indebtedness (“Specified Indebtedness”) in connection with a Pending Transaction; and

(2)       the lowest maximum amount (for the avoidance of doubt, not to be less than $0) that may be deducted as of such date when calculating “Consolidated Funded Indebtedness” (or other substantially similar concept and any related definitions) for purposes of determining compliance with any leverage ratio financial covenant (or other substantially similar concept and any related definitions) in any Material Credit Facility.

provided that the Parent Guarantor may only deduct the aggregate amount of cash proceeds received and held by or on behalf of the Parent Guarantor or its Subsidiaries in connection with Specified Indebtedness for purposes of clause (1) above in connection with not more than three Pending Transactions; and

provided, further, that if the Parent Guarantor shall not have delivered to the holders of the Notes evidence that the Parent Guarantor has an investment grade rating from at least two accredited rating agencies on a pro forma basis for a Pending Transaction prior to incurring such Specified Indebtedness, the aggregate amount of cash proceeds received and held by or on behalf of the Parent Guarantor or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) shall be deemed to be $0; and

provided, further, that if a Pending Acquisition Transaction is not consummated by the date that is 270 days after the offering, issuance or other incurrence of such Specified Indebtedness (the “Pending Acquisition Transaction Effective Date”), then from and after the Pending Acquisition Transaction Effective Date (or such later date as the Required Holders may agree), the aggregate amount of cash proceeds received and held by or on behalf of the Parent Guarantor or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) shall be deemed to be $0; and

provided, further, that if a Pending Refinancing Transaction is not consummated by the date that is 60 days after the offering, issuance or other incurrence of such Specified Indebtedness (the “Pending Refinancing Transaction Effective Date”), then from and after the Pending Refinancing Transaction Effective Date (or such later date as the Required Holders may agree), the aggregate amount of cash proceeds received and held by or on behalf of the Parent Guarantor or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) shall be deemed to be $0; and

provided, further, that upon and after the consummation of a Pending Transaction, the aggregate amount of any cash proceeds received and still held by or on behalf of the Parent Guarantor or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (1) above shall be deemed to be $0.

“Pending Acquisition Transaction” means any pending acquisition or investment not prohibited under this Agreement in excess of $75,000,000.

“Pending Acquisition Transaction Effective Date” has the meaning set forth in the definition of “Pending Acquisition Debt”.

“Pending Refinancing Transaction” means any refinancing, prepayment, repayment, redemption, repurchase, settlement, discharge or defeasance of existing Indebtedness, excluding Indebtedness owed to banks under revolving loan facilities.

“Pending Refinancing Transaction Effective Date” has the meaning set forth in the definition of “Pending Acquisition Debt”.

“Pending Transaction” means a Pending Acquisition Transaction or a Pending Refinancing Transaction.

“Threshold Amount” means $50,000,000, provided that if any Material Credit Facility includes provisions related to restrictions against Liens or Defaults or Events of Default that are set at an amount lower than $50,000,000 (including any substantially similar concepts and any related definitions the “MFL Threshold Amount”), the Threshold Amount in this Agreement will be automatically adjusted to equal such lower MFL Threshold Amount, effective beginning on the date on which such MFL Threshold Amount is effective under any Material Credit Facility.  For purposes of clarification, as of May 18, 2022, the Threshold Amount is $25,000,000.”

Section 2.           Representations and Warranties of the Obligors.

Section 2.1.      To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), each Obligor represents and warrants to the Noteholders that:

(a)       this First Amendment has been duly authorized, executed and delivered by the Obligors and this First Amendment constitutes the legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)       the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)       the execution, delivery and performance by the Obligors of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or either Obligor’s certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon either Obligor, or (3) any provision of any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, shareholders agreement or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, except as would not be Material, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d)       as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing;

(e)       neither the Obligors nor any of their Affiliates has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any Indebtedness or permanently reduced any borrowing capacity, in each case, in favor of or for the benefit of any creditor of either Obligor, any Subsidiary or any Affiliate, in connection with the changes contemplated by or similar in nature to the changes in this First Amendment;

(f)        the Subsidiary Guaranty is hereby ratified and confirmed by the Subsidiary Guarantors; and

(g)       the Parent Guaranty is hereby ratified and confirmed by the Parent Guarantor.

Section 3.           Conditions to Effectiveness of This First Amendment.

Section 3.1.       This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)       executed counterparts of this First Amendment, duly executed by the Obligors and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b)       the representations and warranties of the Obligors set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and

(c)      the Obligors agree to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

Section 4.           Miscellaneous.

Section 4.1.      This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2.     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 4.3.     The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4.       This First Amendment shall be governed by and construed in accordance with New York law.

Section 4.5.     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. A facsimile or electronic transmission of a party’s signature page to this First Amendment shall be effective as delivery of a manually executed counterpart thereof and shall be admissible into evidence for all purposes.

[Signature Pages Follow]

In WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

Littelfuse Netherlands B.V.
Represented by its general partner
By: Littelfuse, Inc.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

Littelfuse, Inc.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

CARLING TECHNOLOGIES, INC.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

HARTLAND CONTROLS HOLDING CORP.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Assistant Treasurer

HARTLAND CONTROLS L.L.C.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Assistant Treasurer

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

IXYS BUCKEYE, LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

IXYS INTEGRATED CIRCUITS DIVISION, LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

IXYS LONG BEACH, INC.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Assistant Chief Financial Officer

IXYS USA, LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

IXYS, LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

LFUS LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

LITTELFUSE COMMERCIAL VEHICLE LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

LITTELFUSE HOLDING, LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

LITTELFUSE INTERNATIONAL HOLDING, LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

LITTELFUSE MEXICO HOLDING LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

MONOLITH SEMICONDUCTOR INC.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

PELE TECHNOLOGY, INC.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

REACTION TECHNOLOGY EPI, LLC

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

REACTION TECH RE, LLC

By	/s/ Hans Weinburger
Name: Hans Weinburger
Title: Manager

REACTION TECHNOLOGY INCORPORATED

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Assistant Chief Financial Officer

SYMCOM, INC.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

ZILOG, INC.

By	/s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Treasurer

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

Accepted as of the date first written above.

Voya Retirement Insurance and Annuity Company
Reliastar Life Insurance Company
Reliastar Life Insurance Company of New York

By: Voya Investment Management LLC, as Agent

By:	/s/ Joshua Winchester
Name: Joshua Winchester
Title: Senior Vice President

We acknowledge that Voya Retirement Insurance And Annuity Company holds €14,600,000 of the 1.14% Senior Notes, Series A, due December 8, 2023

We acknowledge that Voya Retirement Insurance And Annuity Company holds €8,800,000 of the 1.83% Senior Notes, Series B, due December 8, 2028

We acknowledge that Reliastar Life Insurance Company holds €1,600,000 of the 1.14% Senior Notes, Series A, due December 8, 2023

We acknowledge that Reliastar Life Insurance Company holds €1,000,000 of the 1.83% Senior Notes, Series B, due December 8, 2028

We acknowledge that Reliastar Life Insurance Company of New York holds €300,000 of the 1.14% Senior Notes, Series A, due December 8, 2023

We acknowledge that Reliastar Life Insurance Company of New York holds €100,000 of the 1.83% Senior Notes, Series B, due December 8, 2028

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

Accepted as of the date first written above.

Corporate Solutions Life Reinsurance Company

By: Voya Investment Management Co. LLC, as Agent

By:	/s/ Joshua Winchester
Name: Joshua Winchester
Title: Senior Vice President

We acknowledge that Corporate Solutions Life Reinsurance Company holds €8,500,000 of the 1.14% Senior Notes, Series A, due December 8, 2023

We acknowledge that Corporate Solutions Life Reinsurance Company holds €5,100,000 of the 1.83% Senior Notes, Series B, due December 8, 2028

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

Accepted as of the date first written above.

The Prudential Insurance Company of America

By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ Thomas Molzahn
Thomas Molzahn
Vice President
We acknowledge that we hold €41,122,471.77 of the 1.14% Senior Notes, Series A, due December 8, 2023

We acknowledge that we hold €18,000,000 of the 1.83% Senior Notes, Series B, due December 8, 2028

Prudential Retirement Insurance Company of New Jersey

By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ Thomas Molzahn
Thomas Molzahn
Vice President

We acknowledge that we hold €8,877,528.23 of the 1.14% Senior Notes, Series A, due December 8, 2023

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

Accepted as of the date first written above.

Metropolitan Life Insurance Company
by	MetLife Investment Management, LLC, its Investment Manager

By:	/s/ Thomas Ho
Name: Thomas Ho
Title: Authorized Signatory

BRIGHTHOUSE LIFE INSURANCE COMPANY
by	MetLife Investment Management, LLC, its Investment Manager

By:	/s/ Thomas Ho
Name: Thomas Ho
Title: Authorized Signatory

We acknowledge that Metropolitan Life Insurance Company holds €7,500,000 of the 1.14% Senior Notes, Series A, due December 8, 2023

We acknowledge that Metropolitan Life Insurance Company holds €31,000,000 of the 1.83% Senior Notes, Series B, due December 8, 2028

We acknowledge that Metlife Insurance Company USA holds €7,500,000 of the 1.14% Senior Notes, Series A, due December 8, 2023

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

Accepted as of the date first written above.

Pacific Life Insurance Company

By:	/s/ Matthew A. Levene
Name: Matthew A. Levene
Title: Assistant Vice President

We acknowledge that we hold €21,000,000 of the 1.83% Senior Notes, Series B, due December 8, 2028

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

Accepted as of the date first written above.

New York Life Insurance Company

	By:	/s/ Jean J. Wauters
Name: Jean J. Wauters
Title: Corporate Vice President
We acknowledge that we hold €12,300,000 of the 1.14% Senior Notes, Series A, due December 8, 2023

New York Life Insurance And Annuity Corporation
	By:	NYL Investors LLC, its Investment Manager

	By:	/s/ Jean J. Wauters
Name: Jean J. Wauters
Title: Director
We acknowledge that we hold €5,700,000 of the 1.14% Senior Notes, Series A, due December 8, 2023

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherland C.V.]

Accepted as of the date first written above.

Great-West Life & Annuity Insurance Company

	By:	/s/ Ward Argust
Name: Ward Argust
Title: Authorized Signatory
We acknowledge that we hold €9,000,000 of the 1.14% Senior Notes, Series A, due December 8, 2023

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands B.V.]

Accepted as of the date first written above.

United of Omaha Life Insurance Company

	By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Head of Private Placements
We acknowledge that we hold €10,000,000 of the 1.83% Senior Notes, Series B, due December 8, 2028

[First Amendment to 2016 Cross Border Note Purchase Agreement – Littelfuse Netherlands C.V.]